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                                                                EXHIBIT 10.11

                           PURCHASE AND SALE AGREEMENT
                                       OF
                           MIDELFORT HEALTH PLAN, INC.

         THIS AGREEMENT (the "Agreement") made and entered into effective as of the 1st day of January, 1992 by and between United Wisconsin Services, Inc., a Wisconsin corporation ("UWS") and Midelfort Clinic, Ltd. a Wisconsin professional services corporation ("Clinic").

                                    PREAMBLE

         WHEREAS, UWS' parent company, Blue Cross & Blue Shield United of Wisconsin ("Blue Cross"), the Clinic, and the Midelfort Health Plan, Inc. ("MHP") have entered into a joint venture agreement of the same date ("Joint Venture") to design and market managed care products which utilize a provider network; and

         WHEREAS, as part of the Joint Venture the Clinic desires to sell and UWS desires to purchase one hundred percent of the outstanding shares of MHP; and

         WHEREAS, as part of the Joint Venture the Clinic shall retain a limited option to repurchase one hundred percent of the outstanding shares of MHP.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to the following:

                               TRANSFER OF SHARES

1.1 The Clinic shall on the Closing Date (as defined herein) deliver to UWS a certificate or certificates for one hundred percent of the outstanding shares of MHP stock. Said certificates shall be duly endorsed or accompanied by



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     appropriate stock transfer powers duly executed.

1.2 UWS shall receive on or before the Closing Date signed resignations of all incumbent directors and officers of MHP.

1.3 UWS shall restrict the shares it receives on Closing to be non-transferable, absent consent from the Clinic, for a period of time not to exceed the earlier of the initial term of the Joint Venture or termination of the Joint Venture.

1.4 Unless otherwise provided in this Agreement, the transfer of the shares shall be considered to have been made on the 1st day of January, 1992 and the obligations of the parties shall be determined accordingly.

                                  CLOSING DATE

2.0  As used in this Agreement, the Closing Date shall mean March 13, 1992.

                          REPRESENTATIONS OF THE CLINIC

3.1 The Clinic represents and warrants that it is the lawful owner of one hundred percent of the outstanding shares of MHP stock and has the full right and authority to sell and deliver the same in accordance with this Agreement.

3.2 The Clinic represents and warrants that the delivery of said shares of MHP stock pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances and claims of every kind, except for the option to purchase granted to the clinic in section 10 of this Agreement, the transfer restrictions in Section 11 of this Agreement, and federal and state insurance and



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     securities laws.

3.3 The Clinic represents and warrants that MHP is an insurance corporation organized under Chapter 611 Wis. Stats., that MHP holds a valid certificate of authority issued by the State of Wisconsin Office of the Commissioner of Insurance under S609.03 Wis. Stats., and is in compliance with all the laws of the State of Wisconsin.

3.4 The Clinic represents and warrants that the financial statements of MHP for December 31, 1989 and December 31, 1990 which have been given to UWS, and the financial statement of MHP for December 31, 1991 which is yet to be prepared and which will be used to calculate the purchase price, and the related statements of income and retained earnings and cash flow for the years then ending, present fairly, in all material respects, the financial position of MHP, the results of its operations and its cash flows for the years then ending in conformity with generally accepted accounting principles.

3.5 The Clinic represents and warrants that, to the best of the Clinic's knowledge, MHP has no liabilities, absolute or contingent, which will not be shown or provided for in its financial statement for December 31, 1991, except for (a) those liabilities that are incurred after the date of that financial statement and (b) those liabilities which are disclosed in the footnotes to such financial statement. All liabilities incurred after that date were incurred in the



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     ordinary course of business.

3.6  All representations and warranties survive the Closing Date hereunder.

                                 PURCHASE PRICE

4.1 UWS shall on the Closing Date deliver to the Clinic, by wire transfer, the purchase price.

4.2 The purchase price shall be $400,000.00 plus 100% of the net equity of MHP as of December 31, 1991 as determined by MHP's regular accountant, Wipfli Ullrich Bertelson ("Bertelson"). Net equity shall be calculated using the numbers from the audited financial statement of MHP for December 31, 1991 as prepared by Bertelson with the adjustments set forth below. "Net equity" shall be the "total stockholder's equity" as shown on the audited financial statement for December 31, 1991 reduced by any goodwill assets which entered into the calculation of such total stockholder's equity. Total stockholder's equity for December 31, 1991 shall be determined by applying the same accounting principles applied in determining total stockholder's equity as shown on the December 31, 1990 audited financial statement except as such accounting principles violate generally accepted accounting principles ("GAAP").

4.3 If the audited financial statement for December 31, 1991 is not available at the time of the closing, the parties shall make a good faith estimate of the net equity using the unaudited December, 1991 financial statement for MHP. Such



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     estimated net equity shall be used to calculate an estimated purchase price to be used to close the transaction, subject to the following reconciliations. As soon as the audited financial statement for December
     31, 1991 is available, but no later than April 30, 1992, such audited financial statement shall be used to calculate the purchase price which should have been paid at the closing ("audited purchase price"). If the audited purchase price is less than the purchase price paid by UWS, the Clinic shall promptly pay to UWS the difference between the audited purchase price and the purchase price previously paid by UWS. If the audited purchase price is greater than the purchase price paid by UWS, UWS shall promptly pay to Clinic the difference between the audited purchase price and the purchase price previously paid by UWS.

4.4 As soon after September 30, 1992 as practical the balance in the reserve account for incurred but not reported liabilities that is shown on the audited financial statement for December 31, 1991 shall be adjusted to be equal to MHP's actual experience through September 30, 1992, without any actuarial adjustment. If the adjusted balance in the reserve account is greater than the balance in the reserve account as shown on the audited financial statement, the Clinic shall promptly pay to UWS the difference between such balances. If the adjusted balance in the reserve account is less than the balance in the reserve account as shown on the



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     audited financial statement, UWS shall promptly pay to the Clinic the difference between such balances. MHP shall not be required to pay the Clinic for any services rendered prior to 1991 if the bill for such service is submitted to MHP after September 30, 1992.

4.5 MHP assigns and delegates to the Clinic, effective on the Closing Date, all right, title, interest and obligation in any subrogation recovery due MHP as a result of payments made on behalf of Thomas M. Price and Vera Price prior to January 1, 1992. The Clinic shall have sole authority and responsibility to pursue such subrogation recovery. If such subrogation recovery is received by MHP prior to the closing, MHP shall pay such recovery over to the Clinic at the closing and such payment shall not affect the calculation or payment of the purchase price otherwise due.

                                FEP RESERVE FUND

5.1 MHP assigns and delegates to the Clinic, effective on the Closing Date, all right, title, interest and obligation in any adjustment to community rate for benefit years ending on or prior to December 31, 1991 from the contingency reserve fund established under the Federal Employees Health Benefit Program administered by the federal Office of Personnel Management ("OPM").

5.2 The Clinic shall have the sole authority and responsibility to pursue recovery of any draw down for underestimated community rate and sole liability for any monies due OPM for


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     overestimated community rate. If such monies are received by MHP prior to the closing, MHP shall pay such monies over to the Clinic at the closing and such payment shall not affect the calculation or payment of the purchase price otherwise due.

                                   LIABILITIES

6.1 MHP files a consolidated federal income tax return with its parent, the Clinic. The Clinic's tax year ends September 30. The Clinic, as the seller, shall be solely responsible for preparing and filing on behalf of MHP all required tax returns for MHP for the periods of time ending December 31, 1991. The Clinic, as seller, shall be solely responsible for paying all taxes resulting from the operation of MHP during the periods of time ending December 31, 1991 to the extent such taxes have not been previously paid or reserved on MHP's audited December 31, 1991 financial statement. This liability on the part of the Clinic includes subsequent assessments by regulators regarding tax liabilities for the above cited period of time. UWS shall provide to the Clinic all records of MHP which are reasonably necessary in order for the Clinic to prepare such tax returns.

6.2 The December 31, 1991 audited financial statement of MHP will show a liability for accrued income taxes. This liability is owed to the Clinic as the entity responsible for payment of the income tax on MHP's operation for the period ending December 31, 1991. A payment in an amount



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     equal to such liability shall be made by MHP to the Clinic no later than the date on which the December 31, 1991 financial statement is delivered to MHP by the accountant preparing such financial statement.

6.3 The Clinic, as seller, shall have sole responsibility to prepare and file on behalf of MHP all of the following for periods of time ending on December 31, 1991: Schedule of Covered Expenses as required by s. Ins. 3.50 Wis. Admin. Code and Chapter 609 Wis. Stats.; audit of Schedule of Covered Expenses; audited financial statements as required by s. Ins. 16.02 Wis. Admin. Code; and actuarial certification of incurred but not reported claims. UWS, as the buyer and the new shareholder of MHP, shall have the right to observe the Clinic's administration of Sections 6.1 - 6.3 in order that UWS may gain knowledge that will assist UWS in performing similar administrative tasks for MHP in the future.

6.4 DWS, as the buyer, shall have sole responsibility to prepare and file all required financial statements and tax returns with the properly designated state and federal agencies for the period of time beginning January 1, 1992. The Clinic shall provide to UWS all records in its possession which are reasonably necessary in order for UWS to prepare such statements.

6.5 UWS, as the buyer, shall have sole responsibility for all tax liabilities resulting from the operation of MHP for the


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     periods of time beginning January 1, 1992 so long as UWS remains the shareholder of MHP.

6.6 MHP shall reimburse the Clinic for the reasonable administrative expenses incurred by the Clinic in connection with the preparation and filing of the various documents which Sections 6.1, 6.2 and 6.3 require the Clinic to prepare and file.

6.7 There shall terminate as of the Closing Date any obligation of the Clinic to: hold MHP harmless from losses, guarantee the financial well being or reserves of MHP, provide letters of credit for MHP, or provide other guarantees for MHP. To the extent disclosed to UWS at or prior to the closing, UWS shall indemnify Clinic for any loss or expense the Clinic has incurred between January 1, 1992 and the closing date with respect to such obligations.

                                  SURPLUS NOTE

7.0 UWS shall, at its option, either maintain sufficient capital in MHP to allow MHP to make the scheduled payments on the surplus notes payable from MHP to the Clinic or prepay the surplus notes at any time without penalty.

                                  SERVICE MARK

8.1 The Clinic, to the best of its knowledge, together with MHP, owns or possesses licenses or other right to use the service mark of "Midelfort Health Plan, Inc." MHP may continue the use of the name "Midelfort Health Plan, Inc." in its corporate name and business for twelve months from the


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     Closing Date.

8.2 UWS shall, within twelve months of the Closing Date, cause MHP to change its name to eliminate the use of the word "Midelfort" and cause MHP to discontinue the use of the logo presently used by MHP. MHP shall not use the terms "Midelfort," Midelfort Clinic," or any variation thereof in its advertising or other public document unless it has first obtained the consent of the Clinic.

                               SERVICE AGREEMENTS

9.1 All service agreements between MHP and Midelfort Management, Inc. shall be terminated on the Closing Date, effective as of the close of business on December 31, 1991.

9.2 The Provider Agreement between MHP and the Clinic dated June 22, 1988 shall be superseded by a new Provider Agreement that is to be entered into by MHP and the Clinic on or subsequent to the Closing Date. The present Provider Agreement will be terminated effective as of the close of business on December 31, 1991 and the new Provider Agreement shall be effective as of January 1, 1992.

9.3 All other service agreements between MHP and third parties shall remain in effect according to their terms following the Closing Date. Clinic makes no representations regarding the present status of such agreements and does not represent that such agreements will survive the transaction contemplated by this Agreement.

9.4  Regarding the lease between James Heike ("Lessor") and MHP



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     of the premises at 2620 Stein Blvd., Eau Claire, Wisconsin, said lease, by its terms, is to remain in effect through March 31, 1995. The Clinic shall assume said lease or sublease said premises effective six months from the date MHP gives the Clinic written notice ("Assumption Date"). All rights are assigned and obligations delegated to the Clinic effective on the Assumption Date. Any consent which may be required by the Lessor in order to effectuate the assumption shall be the responsibility of MHP to obtain. The Clinic shall cooperate with MHP in obtaining such consent.

                              OPTION TO REPURCHASE

10.1 For a period of time not to exceed the earlier of the initial term of the Joint Venture or termination of the Joint Venture, the Clinic shall have the option to repurchase one hundred percent of the outstanding shares of MHP stock.

10.2 The purchase price for said option shall be an amount equal to $400,000.00 plus 100% of the net equity of MHP as of the date of repurchase. The net equity shall be determined by applying the same accounting principles as applied in determining the price at which UWS purchased MHP stock, including an adjustment to the reserved account for incurred but not reported liabilities as set forth in Section 4.4. Provisions similar to Sections 1.1, 1.2, 3.1-3.6 and 6.1-6.7


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     of this Agreement shall apply to such repurchase.

10.3 UWS shall not liquidate, merge or take other actions with respect to MHP that would prevent the Clinic from exercising its option to repurchase.

10.4 The Clinic shall exercise this option to repurchase by giving written notice to Thomas R. Hefty as president of UWS. The purchase shall be effective on the last day of the calendar quarter following the date of written notice.

                                   INVESTMENT

11.1 UWS represents and warrants to the Clinic as follows:

     (a) It enters into this Purchase and Sale Agreement with a knowledge and understanding of the investment and the risks thereof, and in doing so has relied upon its own independent investigation and its independent advisors, if any, and certain materials provided by the Clinic at UWS' request.

     (b) It has been or will be informed by the Clinic in writing, by copy of the written legal opinion of Foley & Lardner for the benefit of the Clinic, that the MHP stock has not been registered under the Securities Act of 1933, as amended "Securities Act") or any applicable state securities laws (the "State Laws") on the ground that the offer and sale of the MHP stock are exempt from such registration by Sections 3(a)(11), 3(b) and/or 4(2) of the Securities Act and/or rules thereunder and certain limited offering exemptions



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          under the Laws, based in part upon its representations made in Article
          11 herein.

     (c) It does not intend to divide its participation with others or to resell or otherwise dispose of all or any part of the MHP stock unless and until it determines at some future date that changed circumstances, not now in contemplation, make such disposition advisable.

     (d) It is purchasing the MHP stock for investment for its own account, not on behalf of others, and not with a view to resell or otherwise to distribute the MHP stock, and it will not sell or otherwise distribute the MHP stock without registration under the Securities Act and the State Laws or exemptions therefrom and in compliance with Article 11 of this Agreement.

     (e) Its financial condition is presently adequate to bear the substantial economic risks of this investment and at the present time it could afford a complete loss of such investment; it has sufficient knowledge and experience in investment, tax, insurance, health care, and business matters that it is capable of evaluating the merits and risks of the prospective investment.

     (f) All communications and information, written or oral, between the Clinic or MHP and UWS, concerning the MHP stock, UWS' offer to become the sole shareholder, and UWS' acceptance as the shareholder, have been directed to persons in, and have been received in, the State of



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     Wisconsin and not in any other state.

     (g) UWS is not liable for any finders' fees, brokerage fees or similar fees or expenses in connection with entering into this transaction with the Clinic.

11.2 Each certificate for MHP stock shall contain or otherwise be imprinted with a restrictive legend reflecting the restrictions on transfer of MHP stock. MHP shall place "stop transfer" instructions on its records and shall instruct any transfer agent to prevent the transfer of MHP stock except in conformity with this Agreement.

                                  MISCELLANEOUS

12.2 In the event of any dispute between the parties relating to this Agreement the parties agree to submit the matter to arbitration in accordance with the rules of the American Arbitration Association.

12.2 The captions and headings throughout this Agreement are for convenience and reference only. The words of the captions and headings will in no way be held or deemed to define, describe, explain, modify, or limit the meaning of any provision, or the scope or intent of the Agreement.

12.3 All notices required or permitted by this Agreement shall be sent to the following addresses, or to such other persons or locations indicated in writing by the parties:

          UWS:
          Thomas R. Hefty, President
          United Wisconsin Services, Inc.
          401 West Michigan Street
          Milwaukee, WI 53203



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                     Clinic:
                     Robert Downs, Executive Director
                     Midelfort Clinic, Ltd.
                     733 West Clairemont Avenue
                     Eau Claire, WI 54701

12.4 This Agreement shall be construed according to the laws of the State of Wisconsin.

12.5 The parties agree to hold the information contained in this Agreement in strictest confidence, not to make use thereof other than for performance of this Agreement, and not to release or disclose it to any other party other than for the performance of this Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their duly authorized representatives.


ATTEST:                                        MIDELFORT CLINIC, LTD.


/s/ Stephen R. Schrage                            By: /s/ William C. Rupp, M.D.
---------------------------                       ------------------------------
                                                  Title: President
                                                        ------------------------


ATTEST:                                        UNITED WISCONSIN SERVICES, INC.


/s/ Sarah C. Skebba                               By: /s/ Thomas R. Hefty
---------------------------                       ------------------------------
                                                  Title: President
                                                        ------------------------




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